UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2003

DaVita Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4034	51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, California		90503
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 792-2600

Item 5.    Other Events and Regulation FD Disclosure

The Registrant announced today that its wholly-owned subsidiary, Renal Treatment Centers, Inc. (“RTC”), issued a notice of redemption with respect to all of its outstanding 5 5/8% Convertible Subordinated Notes due 2006 (the “Notes”). Attached hereto as Exhibit 99.1 is a press release announcing the redemption of the Notes by RTC issued on June 19, 2003, which is incorporated by reference herein.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 19, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2003	DAVITA INC. /s/ PATRICK BRODERICK Patrick Broderick Vice President, Secretary and General Counsel